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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                January 6, 2006


                              L Q CORPORATION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

               000-25977                                77-0421089
        (COMMISSION FILE NUMBER)          (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               888 Seventh Avenue
                            New York, New York 10019
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (212) 974-5730
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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

SPECIAL NOTE REGARDING FORWARD-LOOKING FINANCIAL INFORMATION

This Current Report on Form 8-K contains or may contain forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are based on current expectations, estimates, projections and assumptions and are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words "anticipates", "believes", "estimates", "expects", "plans", "projects", "targets", will, and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. Registrant (as defined below) undertakes no obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ significantly from those projected include the risk factors specified below.

      Item 2.01. Completion of Acquisition or Disposition of Assets.
                 --------------------------------------------------

On January 6, 2006, Sielox, LLC, ("Sielox"), a newly formed, wholly-owned subsidiary of L Q Corporation, Inc., a Delaware corporation (the "Registrant"), pursuant to the transactions contemplated by an asset purchase agreement dated November 4, 2005 (the "Checkpoint Asset Purchase Agreement"), by and between Sielox and Checkpoint Systems, Inc., a Pennsylvania corporation ("Checkpoint"), completed the acquisition of substantially all of the assets (the "Checkpoint Acquisition") of Checkpoint's Access Control Products Group division (the "Access Control Products Group" or "ACPG"). The Checkpoint Acquisition is effective as of December 30, 2005.

ACPG develops, designs and distributes a complete line of open architecture access control software, programmable controllers (electronic circuit boards), and related accessories such as readers and ID cards which can be configured to monitor, manage and control physical access to building perimeters and interior locations. The cash consideration for the transaction was approximately $2.6 million, subject to post-closing adjustments and escrow plus related expenses. Registrant paid the consideration from available cash on hand.

In addition, on January 6, 2006, a newly formed, wholly-owned subsidiary of Registrant, SES Resources International, Inc., a Delaware corporation ("SES"), completed the acquisition of substantially all of the assets, consisting principally of intangible assets (the "SES Acquisition"), of SES Resources, Ltd., a New York corporation ("SES Resources"), pursuant to the transactions contemplated by an asset purchase agreement, dated as of December 30, 2005 (the "SES Asset Purchase Agreement"), by and between SES and SES Resources. For over twelve months, SES Resources has been in the process of developing product lines and services, and has identified and met with potential clients, staffing resources and potential advisory panel members. As a result of negotiations between the parties, SES agreed to issue shares to SES Resources representing 19.5% of the shares of SES in exchange for substantially all of the assets and business development efforts of SES Resources. Upon consummation of the transaction, Registrant will own 80.5% of the shares of SES and the remaining 19.5% will be owned by SES Resources. The Checkpoint Acquisition and the SES Acquisition shall be referred to collectively as the "Acquisitions."

SES expects to specialize in delivering strategic security business protection solutions based principally on best practices developed by accomplished high ranking retired law enforcement and federal agents and in association with an advisory panel comprised of Senior Executive Service (S.E.S.) level government risk assessment and law enforcement professionals (the "SES Advisory Panel"). SES's primary areas of specialization are expected to include corporate investigations (e.g. know your customer, know your employee, know your vendor reviews); due diligence reviews; forensic accounting; anti-money laundering investigatory services consistent with the requirements of the Patriot Act; anti-counterfeiting and intellectual property protection; corporate health and wellness consultancy; emergency preparedness and contingency planning; executive staffing solutions; and education and government security training services.

There were no material relationships between Registrant or its affiliates and any of the parties to the Checkpoint Asset Purchase Agreement or the SES Asset Purchase Agreement, other than in respect of such agreements.

Registrant was a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately before the completion of the Acquisitions. Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, the information set forth below includes the information that would be required if Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting Registrant's common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, upon consummation of the Acquisitions, with such information reflecting Registrant and its securities upon consummation of the Acquisitions.

Pursuant to Item 2.01(f) of Form 8-K, (1) the information with respect to "Business" and "Market Price of and Dividends on Registrant's Common Equity and Related Stockholder Matters," contained in Item 1 of Part I and Item 5 of
Part II, respectively, of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and contained in the subsection entitled "The Company" in Note 1 to the "Notes to Condensed Consolidated Financial Statements" in Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2005; (2) the information with respect to "Legal Proceedings" contained in the subsection entitled "Contingencies and Legal Proceedings" in Note 5 to the "Notes to Condensed Consolidated Financial Statements" in Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2005; and (3) the information with respect to "Security Ownership of Certain Beneficial Owners and Management," "Directors and Executive Officers," "Executive Compensation" and "Certain Relationships and Related Transactions" contained in the subsections entitled "Directors," "Executive Officers," "Security Ownership of Certain Beneficial Owners and Management," "Board Meetings and Committees," "Option Grants in Last Fiscal Year," "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values," "Director Compensation," "Board Compensation Committee Report on Executive Compensation," "Executive Compensation," "Performance Graph" and "Certain Relationships and Related Transactions" in Registrant's Definitive Proxy Statement for its 2005 Annual Meeting of Shareholders filed with the SEC on November 15, 2005, in each case, is hereby incorporated by reference into this Current Report on Form 8-K under Item 2.01 hereof.

A.    Description of Business

Summary
L Q Corporation, Inc. was incorporated in California as "Liquid Audio, Inc." in January 1996 and reincorporated in Delaware in April 1999. In July 1999, we completed our initial public offering of common stock. Our name was formally changed to "L Q Corporation, Inc." on January 7, 2004. Our principal executive offices are located at 888 Seventh Avenue, 17th Floor, New York, NY 10019, and our telephone number is (212) 974-5730.

Through January 2003, we provided an open platform that enabled the digital delivery of media over the Internet.

From January 2003 until the completion of the Acquisitions, we have not operated any business and have been settling our remaining claims and liabilities while reviewing alternatives for the use or disposition of our remaining assets.

On January 6, 2006, Sielox, LLC completed the acquisition, which shall be effective as of December 30, 2005, of substantially all of the assets of Checkpoint's Access Control Products Group division from Checkpoint. Also on January 6, 2006, SES completed the acquisition of substantially all of the assets of SES Resources, a startup security consulting entity, to initiate Registrant's launch into the professional security and services sector. The ACPG business, which will operate as Sielox(TM) under Registrant's management, develops, designs and distributes a complete line of open architecture access control software, programmable controllers (electronic circuit boards), and related accessories such as readers and ID cards, which can be configured to monitor, manage and control physical access to building perimeters and interior locations. SES expects to offer a wide range of professional services including anti-money laundering and counterfeiting investigatory services, forensic accounting and emergency preparedness and contingency planning.

Our common stock is reported currently on The NASDAQ OTC Bulletin Board. Our common stock was traded on The NASDAQ National Market, but was delisted on June 5, 2003. The market price per share of our stock increased significantly following the implementation of our 1:250 reverse stock split and 35:1 forward stock split effective as of June 8, 2004. The market price of our common stock as of January 6, 2006 was $1.73 per share.

Additional information with respect to the "Description of Business" of Registrant is hereby incorporated by reference to Item I of Part I of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and to the subsection entitled "The Company" in Note 1 to the "Notes to Condensed Consolidated Financial Statements" of Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2005.

History
On September 8, 2005, Registrant entered into a non-binding letter of intent with Checkpoint dated September 7, 2005 to acquire substantially all of the assets of Checkpoint's Access Control Products Group division. On November 4, 2005 the parties entered into the Checkpoint Asset Purchase Agreement. On December 30, 2005, Registrant and Checkpoint entered into a First Amendment to the Checkpoint Asset Purchase Agreement to, among other things, extend the closing of the acquisition to January 5, 2006. On January 6, 2006, Registrant's subsidiary, Sielox, LLC, completed the acquisition from Checkpoint of substantially all of the assets of the ACPG division, effective as of December 30, 2005. The cash consideration for the transaction was approximately $2.6 million, subject to post-closing adjustments, an escrow, and related expenses estimated to be $0.4 million.

Also on January 6, 2006, Registrant's 80.5% owned subsidiary, SES, completed the acquisition of substantially all of the assets of SES Resources, a start up consulting venture. The newly formed business unit expects to specialize in delivering critical strategic security and business protection solutions based on best practices developed by accomplished retired law enforcement agents and in association with the SES Advisory Panel, which is comprised of senior executive service level government risk assessment and law enforcement professionals. SES' primary areas of specialization are expected to include: corporate investigations (e.g. know your customer, know your employee, know your vendor reviews); due diligence reviews; forensic accounting; anti-money laundering investigatory services consistent with the requirements of the Patriot Act; anti-counterfeiting and intellectual property protection; corporate health and wellness consultancy; emergency preparedness and contingency planning; executive staffing solutions; and education and government security training services.

SES has established an SES Advisory Panel which will serve the business with advice and will seek to identify expert talent throughout the United States and internationally, to manage and staff client assignments. The SES Advisory Panel is in the process of formation and includes a senior executive service level agent from the U.S. Internal Revenue Service, and a medical doctor who is presently Assistant Clinical Professor at Albert Einstein College of Medicine. The SES Advisory Panel is chaired by one of the owners/founders of SES Resources and vice chaired by a former Vice President and Director of Brinks Inc. SES is in the process of adding additional members to the SES Advisory Panel from various law enforcement agencies. For additional information, please see the section entitled "Certain Relationships and Related Transactions" below.

Business

Access Control Products Group
-----------------------------
The ACPG business was originally acquired by Checkpoint when Checkpoint acquired Sielox Systems, Inc. of Sunnyvale, California in 1986. At that time, the ACPG business distributed, developed and manufactured System Five and System Ten access control systems for automated access to buildings and areas within buildings. In the late eighties, ACPG introduced the Threshold series for use on DOS and QNX operating systems and in the middle nineties developed a series of applications for use on the Windows operating systems. In March 2003, the ACPG business introduced Pinnacle, the next generation in access control software solutions. Today ACPG develops, designs and distributes a complete line of open architecture access control software, including both Pinnacle and the legacy Enterprise Threshold, programmable controllers (electronic circuit boards), and related accessories such as readers and ID cards which can be configured to monitor, manage and control physical access to building perimeters and interior locations. ACPG generally does not experience seasonality in its business and there is no single customer which constitutes 10% or more of its revenue.

SES Resources International
---------------------------
The newly formed SES subsidiary will specialize in delivering critical strategic security and business protection solutions based on best practices developed by accomplished retired law enforcement agents and in association with its SES Advisory Panel comprised of senior executive service level government risk assessment and law enforcement professionals. SES' primary areas of specialization are expected to include: corporate investigations (e.g. know your customer, know your employee, know your vendor reviews); due diligence reviews; forensic accounting; anti-money laundering investigatory services consistent with the requirements of the Patriot Act; anti-counterfeiting and intellectual property protection; corporate health and wellness consultancy; emergency preparedness and contingency planning; executive staffing solutions; and education and government security training services.

Industry

Access Control Products Group
-----------------------------

Registrant believes that as security concerns continue to mount around the world, security access systems are an important component to a company's or Government Agency's complete security solution. Organizations continue to invest and upgrade such solutions and place increased reliance upon such systems. The trend towards integrating all security solutions including access control, CCTV, burglar and fire alarms into one system continues to expand.

SES Resources International
---------------------------
Companies and governments are faced with a variety of security concerns and risk assessment challenges including terrorism, fraud, litigation, compliance, intellectual property protection, cyber attacks, industrial espionage, regulatory issues, crisis management and executive security staffing. The security consulting industry is highly fragmented with various established firms and a large number of independent organizations with various specializations and capabilities throughout the United States and around the world.

Strategy

Access Control Products Group
-----------------------------
The primary strategy of ACPG is to continue to invest in the Pinnacle software solution through added features and interfaces with other value added providers in order to provide enhanced physical access security and event management systems. ACPG will also continue to provide technical service and training to ACPG's dealer base and end users and where necessary upgrade its technical services.

SES Resources International
---------------------------
SES expects to distinguish its services and positioning by its diverse services offering. SES is in the process of identifying Senior Executive Service level retired law enforcement officers and federal agents with specialization and experience related to each service offering. SES expects to utilize the relationships and advice of its SES Advisory Panel in connection with identifying such resources. Each resource is expected to participate in SES projects as an independent contractor on a project by project basis in an effort to match expert talent with each specific project.

Products

ACPG develops, designs and distributes a complete line of open architecture access control software, programmable controllers (electronic circuit boards), and related accessories such as readers and ID cards which can be configured to monitor, manage and control physical access to building perimeters and interior locations.

ACPG supports both the Pinnacle software solution, introduced in March 2003 and the Threshold Enterprise solution introduced in 1997. The Pinnacle based system runs on both Windows Server 2003 and XP Professional. The system is an access control and event management system with unlimited scalability. The Threshold Enterprise runs on a Windows NT or 2000 access control platform.

The Pinnacle access control system is extremely flexible and compatible and offers added functionality including badging utility for use in the design and production of professional quality badges. The Pinnacle system also has a DVR interface with video and event management linking. In addition, an interface with the OASIS mapping utility offers graphical mapping with icon links to over 75 systems from 30 vendors. Other Pinnacle utilities include standalone applications using the SDK, ever expanding libraries including n-man rule, report scheduler, door control, EventLink and Administrative Management. The newly introduced visitor management system allows for integration with STOPware's lobby visitor management system.

ACPG designs and distributes a complete line of intelligent controllers. This believed to be state of the art technology is available as 16-bit or 32-bit controllers capable of supporting from 2 to 8 door configurations. In addition, these controllers support from 4 to 60 alarm monitored inputs and/or controlled outputs and are configurable to meet any customer requirements. The 32-bit 1200 series controller can be used in a traditional hardwired environment or LAN/WAN environment with static IP or DHCP. In addition, ACPG currently offers several readers that are all compatible with both its Pinnacle and Threshold Enterprise software solutions. Such readers include the Performa (and legacy Mirage) readers, a 13.56 MHz reader manufactured by Checkpoint Systems, Inc., a complete line of HID's 125 KHz Prox and 13.56 MHz iClass readers and cards, AWID's long range Prox readers, BioScrypt's biometric fingerprint, and Panasonic's Iris Scan Readers.

Intellectual Property
ACPG is entitled to the non-exclusive use of certain patents which were licensed in connection with the acquisition from Checkpoint, and acquired certain patent applications. Such patents and other intellectual property are utilized in the Performa and Mirage ID card readers. ACPG also acquired identified trademarks as well as licenses for specific intellectual properties which consist of critical components to the Pinnacle and Threshold Enterprise operating systems. ACPG also licenses two badging programs which it sells to third parties. ACPG pays royalties on these licensing contracts.

Registrant has registered domain names for its key businesses including SESresources.com and Sielox.com.

Technology and Product Development
ACPG's software engineers develop proprietary code for product functionality in features. Certain product features have been acquired from third parties for which ACPG pays royalties relative to the feature set embedded within certain software products.

ACPG expended approximately $1.7 million and $1.6 million, in product development activities during 2004 and 2003, respectively. The emphasis of these activities is the continued broadening of the product lines offered by ACPG, cost reductions of the current product lines, and an expansion of the markets and applications for ACPG's products. ACPG's future growth in revenues will be dependent, in part, on the products and technologies resulting from these efforts. Registrant expects to continue to invest at comparable levels in such activities in 2006 (and thereafter) in order to provide additional functionality to ACPG's offerings to meet the needs of ACPG's customer base.

Marketing Efforts
ACPG uses a combination of internal and subcontract marketing and public relations agencies. ACPG currently retains LRG Inc. as its public relations firm focused on the security market. ACPG typically attends two trade shows a year, ISCW and ASIS International. ACPG's marketing initiatives include trade advertising and a company website - www.sielox.com. In addition, ACPG distributes data sheets, marketing bulletins and brochures, and launch packages to its current and prospective clients, dealers and end-users.

Components
ACPG purchases components from outside suppliers and assembles the electronic components for legacy controllers and proximity readers at Checkpoint's facilities in the Dominican Republic and Puerto Rico. The 32-bit controllers are manufactured to specified designs by a third party. Select readers are also manufactured in Thailand. As part of the acquisition, Registrant has entered into a manufacturing agreement with Checkpoint for Checkpoint to manufacture certain controllers and ID cards. For non-proximity electronic access control components, ACPG subcontracts manufacturing activities. All electronic access control final system assembly and testing is performed at ACPG's facility in Thorofare, New Jersey.

Distribution
The sales personnel of the ACPG market electronic access control products to approximately 200 independent dealers, some of whom are national dealers, primarily located in the US. ACPG employs regional salespeople who are compensated by salary plus commissions. Under the independent dealer program, the dealer takes title to our products and sells them to the end-user customer. The dealer installs the systems and provides ongoing service to the end-user customer. The ACPG requires its dealers to be certified in our products and requires them to attend training classes on our various product offerings.

Competition
ACPG competes with other manufacturers of electronic access control systems as well as with conventional security systems. Major competitors are GE (the Casi Rusco and Infographics divisions), Honeywell (the NexWatch and Northern divisions), United Technologies (the Lenel Systems division), and Tyco (the Software House and Kantech divisions).

SES expects to provide services that compete with the services provided by a highly fragmented market of many firms of various sizes, including investigatory firms and full service accounting and legal services firms, which provide such services as part of a broad range of services. Some of the well recognized firms include Kroll Worldwide, a division of AIG, and Guiliani Associates.

Employees
Immediately after giving effect to the Acquisitions, Registrant had 22 employees, including 9 employees engaged in product development activities and 9 employees engaged in sales and marketing activities. All employees are located in the United States and none are represented by unions or work councils.

Facilities
Our principal corporate offices are located at 888 Seventh Avenue, New York, NY. ACPG currently leases approximately 7,000 square feet from Checkpoint at 101 Wolf Drive, Thorofare, New Jersey and is currently in the process of negotiating for new office space. Our SES subsidiary, on a sharing basis, leases approximately 450 square feet in Jericho, New York.

Legal Proceedings
Please see subsection I. Legal Proceedings below.

Financial Information About Geographic and Business Segments
We operate domestically in one business segment.

B.    Risk Factors

Registrant must overcome pricing competition with respect to its ACPG products. Competitive pricing pressures can cause profit erosion.

The ACPG products compete against products sold by an increasing number of competitors on the basis of several factors including price. In order to compete in the marketplace, ACPG's products must provide superior technology at competitive prices. Failure to produce cost-effective products could adversely affect customer demand and adversely affect Registrant's results of operations. In addition, the competitive business arena could create pricing pressure for the ACPG products. A reduction in pricing of ACPG's products due to competitive pressures could have an adverse effect on Registrant's revenues, operating income and results of operations.

Registrant must develop new products and enhancements to existing products to remain competitive. If Registrant fails to develop new products and product enhancements on a timely basis, it may lose market share. Registrant's investment in the Pinnacle software solution may not realize a return on investment.

The market for ACPG's Pinnacle software solution is characterized by rapid technological change, frequent new product introductions, changes in customer requirements and evolving industry standards. Accordingly, our future success will depend to a substantial extent on our ability to:

      o     Invest significantly in research and product development;
      o Develop, introduce and support new products and enhancements on a timely basis; and
      o     Gain and consecutively increase market acceptance of our products.

Registrant's ACPG subsidiary is currently developing new products and enhancements to its existing products. Registrant may not be able to successfully complete the development and market introduction of new products or product enhancements. If Registrant fails to develop and deploy new products and product enhancements on a timely basis, or if Registrant fails to gain market acceptance of its new products, revenues will decline and

Registrant may lose market share to its competitors. There is no assurance that Registrant will be successful in marketing and selling its Pinnacle software solution or other new products, that the revenues from the sales of the Pinnacle software solution or other new products will justify the investment, or that the sales of Pinnacle will continue to increase.

The availability and pricing of component parts may adversely affect production and profitability.

Registrant's ability to grow earnings will be affected by increases in the cost of component parts, including electronic components and circuit boards. Registrant may not be able to offset fully the effects of higher component parts through price increases, productivity improvements or cost reduction programs.

Future acquisitions may not be found or may not be successfully integrated into Registrant's business and could adversely affect Registrant's business.

Registrant has pursued, and will continue to pursue, growth opportunities through attempted acquisition of complementary businesses, products and technologies. Registrant is unable to predict whether or when any other prospective acquisition will be completed. The process of integrating an acquired business may be prolonged due to unforeseen difficulties and may require a disproportionate amount of Registrant's resources and management's attention. There can be no assurances that management will be able to successfully identify suitable acquisition candidates, complete acquisitions, integrate acquired businesses into existing operations, or expand into new markets. Further, once integrated, acquisitions may not achieve levels of revenues, profitability or productivity comparable to Registrant's existing business or otherwise perform as expected. The occurrence of any of these events could harm Registrant's business, financial condition or results of operations.

In addition, future acquisitions may require substantial capital resources, which may require us to seek additional debt or equity financing. Future acquisitions by us could result in the following, any of which could seriously harm our results of operations or the price of our stock:

      o issuance of equity securities that would dilute our current stockholders' percentages of ownership;
      o     large one-time write-offs;
      o     the incurrence of debt and contingent liabilities;
      o difficulties in the assimilation and integration of operations, personnel, technologies, products and information systems of the acquired companies;
      o     diversion of management's attention from other business concerns;
      o     contractual disputes;
      o risks of entering geographic and business markets in which we have no or only limited prior experience; and
      o     potential loss of key employees of acquired organizations.

The ACPG business has incurred net losses. There is no assurance that it will turn profitable in the future.

Registrant (including the ACPG operations) has incurred losses in the past and may incur losses in the future. The ACPG business incurred net losses in 2004 and 2003. In 2004, the ACPG business's net loss was approximately $(1.4) million. In 2003, the ACPG business's net loss was approximately $(0.9) million. Continued or increased net losses could have a material adverse effect on Registrant's business, financial condition and results of operations and the value and market price of Registrant's common stock.

Registrant's success in the SES business depends on its ability to expand the SES Advisory Panel.

Registrant may not be able to identify additional senior executive service law enforcement agents who are able to serve as Advisors on the SES Advisory Panel. Such inability would harm the development of the SES business in general, and prevent Registrant from distinguishing itself in the marketplace in particular, which could adversely affect revenues and results of operations.

SES is a newly formed business.

As a newly formed organization, SES has no independent record of performance in the various service categories it has identified. As a new business, SES may not be successful in being engaged by prospective clients, which would have an adverse affect on revenues and results of operations.

Some of Registrant's competitors have greater resources than Registrant, which may limit its ability to effectively compete with them.

Some of Registrant's competitors have greater financial, personnel and other resources than Registrant, which may limit its ability to effectively compete with them. For example, Registrant's main competitors in the ACPG business include Tyco International Ltd. and Honeywell International Inc. These and other large competitors may be able to:

      o Respond more quickly to new or emerging technologies or changes in customer requirements;
      o     Benefit from greater economies of scale;
      o     Offer more aggressive pricing; and/or
      o     Devote greater resources to the promotion of their products.

Registrant is dependent on its key personnel, the loss of whom could negatively affect business.

Registrant is dependent on its key personnel, including general management, software and hardware engineers, technical support and sales executives, who have significant industry experience, knowledge and know how. The loss of these key personnel could negatively affect business and results of operations.

Registrant's stock was delisted from The NASDAQ National Market, and is therefore significantly less liquid than before.

Registrant's common stock was delisted from trading on The NASDAQ National Market in 2003 by reason of not maintaining listing requirements due to the lack of tangible business operations and significantly reduced market price of the common stock. As a result, Registrant's common stock currently trades over the counter on the NASDAQ OTC Bulletin Board, and the ability of Registrant's stockholders to obtain liquidity and consistent market prices for Registrant's shares has been significantly impaired.

Registrant incurs the expense of complying with public company reporting and other requirements.

As a public company, Registrant incurs significant legal, accounting, and other expenses. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the Securities and Exchange Commission and NASDAQ, have required changes in corporate governance practices of public companies. These rules and regulations increase legal and financial compliance costs and make some activities more time consuming and costly. In addition, Registrant incurs additional costs associated with its public company reporting requirements. These rules and regulations also may make it more difficult and more expensive for Registrant to obtain director and officer liability insurance, and Registrant may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.

Registrant relies on licenses with third parties to license software code that is an integral part of the ACPG business's Pinnacle software solution and if Registrant would need to seek alternate licenses, its results of operations could be adversely affected.

Registrant licenses certain software code that is an integral part of ACPG's Pinnacle software solution from third parties. In particular, Registrant obtains from third party licensors certain software code included in the Pinnacle software solution, and the software for its badging products. Registrant would need to seek alternative licensors for the software code if any of the third party licensors terminate or decides not to renew a license. If any of these third party licensors become unable to or refuses to license its code, it could interrupt and delay the development, design and delivery of the Pinnacle software solution and related products. Any such disruption could adversely affect Registrant's results of operations.

Cyclical industry and economic conditions may adversely affect Registrant's financial condition and results of operations.

Registrant's operating results may be affected adversely by the general cyclical pattern of the industries in which it operates. For example, demand for ACPG products and services is significantly affected by levels of commercial construction and consumer and business discretionary spending. The demand patterns of these markets could impact the revenues and margins in this business.

C.    Financial Information

      (a) Selected Financial Data

The information with respect to Registrant's Selected Financial Data is hereby incorporated by reference to Item 6 of Part I of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

The following table sets forth supplemental selected financial data of ACPG and should be read in conjunction with the Financial Statements and Notes thereto included elsewhere herein. As ACPG was a unit of Checkpoint and not a separate legal entity, prior to the Checkpoint Acquisition, the balance sheet data was not segregated for financial reporting purposes and is not meaningful. As a result the disclosures in this section are limited to only the Statement of Operations. As SES has no prior operations, no information is included herein. The following information reflects only the Access Control Products Group business and does not reflect the prior operations of L Q Corporation, Inc.


                                  December 26       December 28     December 29     December 30     December 31
                                     2004              2003            2002            2001            2000
                                  -----------       -----------     -----------     -----------     -----------
                                                                         ($ in thousands)
Unaudited Statement of
Operations Data:
Revenues                          $   6,560         $  6,272        $   7,221       $   7,998        $ 10,105
Cost of Revenues                      3,549            2,847            3,207           3,267           4,329
                                  -----------       -----------     -----------     -----------     -----------
Gross Profit                          3,011            3,425            4,014           4,731           5,776
                                  -----------       -----------     -----------     -----------     -----------
Operating expenses
   General and administrative           243              435              158             195             239

   Product development                1,603            1,652            1,847           1,129           1,315

   Sales and marketing                2,256            1,904            1,676           1,858           2,402

   Overhead allocation
   from Parent                          300              300              300             300             300
                                  -----------       -----------     -----------     -----------     -----------
   Total operating expenses           4,402            4,291            3,981           3,482           4,256
                                  -----------       -----------     -----------     -----------     -----------
Net Income (loss)                 $  (1,391)        $   (866)       $      33       $   1,249       $   1,520
                                  ===========       ===========     ===========     ===========     ===========

      (b) Management's Discussion and Analysis of Financial Condition and Results of Operations

Management's Discussion and Analysis of Financial Condition and Results of Operations with respect to Registrant included in Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and in Registrant's Form 10-Q for the period ended September 30, 2005 and is hereby incorporated by reference.

The following supplemental Management's Discussion and Analysis contains forward-looking statements within the meaning of Federal securities laws. You can identify these statements because they use forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue," "believe" and "intend" or other similar words. These words, however, are not the exclusive means by which you can identify these statements. You can also identify forward-looking statements because they discuss future expectations, contain projections of results of operations or of financial conditions, characterize future events or circumstances or state other forward-looking information. We have based all forward-looking statements included in this Management's Discussion and Analysis on information currently available to us, and we assume no obligation to update any of these forward-looking statements. Although we believe that the expectations reflected in any of these forward-looking statements are based on reasonable assumptions, actual results could differ materially from those projected in the forward-looking statements. Potential risks and uncertainty include, among others, those set forth in the "Risk Factors" section. The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included in this Current Report on Form 8-K.

While we believe that the discussion and analysis in this report is adequate for a fair presentation of the information, we recommend that you read this discussion and analysis in conjunction with the description of our business included elsewhere in this report.

Critical Accounting Policies
The preparation of Registrant's financial statements requires management to make difficult, subjective or complex judgments, including making estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, based upon information available at the time, historical experience and various other factors that are believed to be reasonable under the circumstances. These estimates are subject to an inherent degree of uncertainty. Registrant's significant accounting policies are described in Note 2, Summary of Significant Accounting Policies, to the financial statements of the Access Control Products Group included in this Current Report on Form 8-K for the year ended December 26, 2004. No changes to these critical policies have taken place during the year to date period ended September 30, 2005.

Results of Operations ($ in thousands)
The following table sets forth, for the periods presented, certain data derived from the statement of operations of the Access Control Products Group as a percentage of total revenues. As SES has no prior operations, no information is included herein. The following information reflects only the Access Control Products Group business and does not reflect the prior operations of L Q Corporation, Inc.


                                       9 month (39 week) period ended             Year ended
                                       ------------------------------             ----------
                                       September 25,   September 26,      December 26      December 28
                                           2005            2004              2004              2003
                                       ------------    ------------       ------------     ------------

REVENUES                                   100%             100%              100%             100%

COST OF REVENUES                            56%              58%               54%              45%
                                       ------------    ------------       ------------     ------------
   GROSS PROFIT                             44%              42%               46%              55%
                                       ------------    ------------       ------------     ------------

OPERATING EXPENSES
   General and administrative                3%               4%                4%               7%
   Product development                      16%              25%               24%              26%
   Sales and marketing                      34%              35%               34%              30%
   Overhead allocation from
   Parent                                    5%               5%                5%               5%
                                       ------------    ------------       ------------     ------------

   Total operating expenses                 58%              68%               67%              68%

OTHER EXPENSES
    Loss on disposal
    of fixed assets                        -1%                0%                0%               0%
                                       ------------    ------------       ------------     ------------

    Total other expenses                   -1%                0%                0%               0%

                                       ------------    ------------       ------------     ------------
NET LOSS                                   -15%             -26%              -21%             -14%
                                       ============    ============       ============     ============

Nine month (39 week) periods ended September 25, 2005 and September 26, 2004
----------------------------------------------------------------------------

Revenues
Revenues for the nine month (39 week) period ended September 25, 2005 decreased by $32, or 0.7%, to $4,838, as compared to $4,870 for the nine month (39 week) period ended September 26, 2004 as a result of the increase in sales due to the continued acceptance of the newer Pinnacle(TM) access control software package and the AC-1200 32-bit controllers offset by the decline in sales of the legacy Threshold(TM) Enterprise access control software package and related 16 bit controllers. During the period since approximately March 2005, the ACPG business was in the process of being sold by Checkpoint. Such sale process had a disruptive effect on its business.

Gross Profit
Gross profit increased by $94 to $2,118 for the nine month (39 week) period ended September 25, 2005, as compared to $2,024 for the nine month (39 week) period ended September 26, 2004, and as a percent of sales increased to 43.8% for the nine month (39 week) period ended September 25, 2005 from 41.6% for the nine month

(39 week) period ended September 26, 2004 as a result of the larger scale of the Pinnacle(TM) access control software projects in 2005 versus 2004.

Operating Expenses
Operating expenses decreased by $476 to $2,819 for the nine month (39 week) period ended September 25, 2005, as compared to $3,295 for the nine month (39 week) period ended September 26, 2004 due to a decrease in product development costs principally as a result of a reduction of outside contractors utilized during the 2005 period versus the 2004 period.

Net Loss
ACPG incurred a net loss of $(739) for the nine month (39 week) period ended September 25, 2005, as compared to a net loss of $(1,271) for the nine month (39 week) period ended September 26, 2004. The decrease in the net loss of $532 was attributable to the factors discussed above primarily the decrease of the product development costs principally as a result of a reduction of outside contractors utilized during the 2005 period versus the 2004 period.

Fiscal years ended December 26, 2004 and December 28, 2003
----------------------------------------------------------

Revenues
Revenues for the fiscal year ended December 26, 2004 increased by $288, or 4.6%, to $6,560, as compared to $6,272 for the fiscal year ended December 28, 2003 as a result of the increase in sales due to the continued acceptance of the newer Pinnacle(TM) access control software package and our AC-1200 32-bit controllers offset by the decline in sales of the legacy Threshold(TM) Enterprise access control software package and the 16 bit controllers.

Gross Profit
Gross profit decreased by $414 to $3,011 for the fiscal year ended December 26, 2004, as compared to $3,425 for the fiscal year ended December 28, 2003 and as a percent of sales decreased to 45.9% for the fiscal year ended December 26, 2004 from 54.6% for the fiscal year ended December 28, 2003 as a result of the increased volume of 32 bit controllers vs. the 16 bit controllers which have a lower gross profit. In addition, the royalty payments on the Pinnacle(TM) operating system are greater than those of the Threshold(TM) operating system.

Operating Expenses
Operating expenses increased by $111 to $4,402 for the fiscal year ended December 26, 2004, as compared to $4,291 for the fiscal year ended December 28, 2003, as a result of increased sales salaries and commissions and increased marketing efforts of Pinnacle(TM) access control software package offset by reduced general and administrative expenses as a result of a reduced management oversight costs.

Net Loss
ACPG incurred a net loss of $(1,391) for the fiscal year ended December 26, 2004, as compared to a net loss of $(866) for the fiscal year ended December 28, 2003. The increase in the net loss of $525 was attributable to the factors discussed above primarily the decrease of the gross profit of $414 and the increase in operating expenses of $111.

Financial Condition, Liquidity and Capital Resources
----------------------------------------------------

Registrant:
As of September 30, 2005, Registrant had approximately $5.9 million of cash and cash equivalents.

As previously mentioned, on January 6, 2006, effective as of December 30, 2005, Registrant purchased the assets of the Access Control Products Group division from Checkpoint. The total purchase price was approximately $2.6 million plus approximately $0.4 million in related transaction expenses, all of which was funded by cash and cash equivalents on hand.

Registrant believes that its existing cash and cash equivalents will be sufficient to meet our anticipated cash needs of funding future operating losses, cash needs for working capital and capital expenditures in the near future. If Registrant grows through acquisitions, Registrant could need to obtain additional financing.

ACPG:
Net cash used in operating activities for the nine month (39 week) period ended September 25, 2005 decreased to $654 as compared to $1,360 for the nine month (39 week) period ended September 26, 2004. This decrease resulted from a lower net loss in the nine month (39 week) period ended September 25, 2005, as compared to the nine month (39 week) period ended September 26, 2004 and cash used from changes in working capital of $31 in the nine month (39 week) period ended September 25, 2005, compared with cash used from changes in working capital of $136 in the nine month (39 week) period ended September 26, 2004. The increase in cash generated from changes in working capital in the nine month (39 week) period ended September 25, 2005 was due to timing of sales in the comparative third quarters in each of the periods and reduction of accrued salaries, wages and commissions in the 2004 period.

Net cash provided by financing activities was $654 and $1,360 for the nine month (39 week) period ended September 25, 2005 and September 26, 2004, respectively. The decrease was due to a decrease in intercompany transactions related to Checkpoint's funding of reduced net loss and decrease in net working capital in the 2005 period versus the 2004 period.

Net cash used in operating activities for fiscal year ended December 26, 2004 increased to $1,778 as compared to $302 for the fiscal year ended December 28, 2003. This increase resulted from a higher net loss in the fiscal year ended December 26, 2004, as compared to the fiscal year ended December 28, 2003 and cash used in changes in working capital of $379 in the fiscal year ended December 26, 2004, compared with cash generated from changes in working capital of $661 in the fiscal year ended December 28, 2003. The increase in cash used by changes in working capital in the fiscal year ended December 26, 2004 was due to timing of sales in the comparative fourth quarters in each of the fiscal years and increased inventory due to the transitioning to the new 32 bit controllers from the 16 bit controllers.

Net cash provided by financing activities was $1,778 and $302 for the fiscal year ended December 26, 2004 and December 28, 2003, respectively. The increase was an increase in intercompany transactions related to Checkpoint's funding of the above net loss and increase in net working capital for fiscal 2004 versus fiscal 2003.

ACPG expects to incur additional losses as it anticipates investing funds into product development of the Pinnacle(TM) access control software package, at levels comparable with amounts expended in 2004, in order to maintain and expand the business. ACPG expects to incur approximately $0.3 million of capital expenditures in fiscal 2006. Such capital expenditures are expected to include equipment to further its product development efforts and leasehold improvements in its new facility which it is currently in the process of negotiating.

Off-Balance Sheet Arrangements
We do not have any off-balance arrangements required to be disclosed pursuant to
Item 303 of Regulation S-K.

      (c)   Quantitative and Qualitative Disclosures About Market Risk

The information with respect to "Quantitative and Qualitative Disclosures About Market Risk" of Registrant is hereby incorporated by reference to Item 7A of
Part II of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and Item 3 of Part I of Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2005.

D.    Security Ownership of Certain Beneficial Owners and Management

The information with respect to "Security Ownership of Certain Beneficial Owners and Management" of Registrant is hereby incorporated by reference to the subsection entitled "Security Ownership of Certain Beneficial Owners and Management" in Registrant's Definitive Proxy Statement for its 2005 Annual Meeting of Shareholders filed with the SEC on November 15, 2005.

E.    Directors and Executive Officers

The information with respect to "Directors and Executive Officers" of Registrant is hereby incorporated by reference to the subsections entitled "Directors" and "Executive Officers" in Registrant's Definitive Proxy Statement for its 2005 Annual Meeting of Shareholders filed with the SEC on November 15, 2005.

F.    Executive Compensation

The information with respect to "Executive Compensation" of Registrant is hereby incorporated by reference to the subsections entitled "Executive Compensation," "Options Grants in Last Fiscal Year," "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values," "Director Compensation," "Board Compensation Committee Report on Executive Compensation" and "Performance Graph" in Registrant's Definitive Proxy Statement for its 2005 Annual Meeting of Shareholders filed with the SEC on November 15, 2005.

As approved by Registrant's Board of Directors, in connection with the Acquisitions, Mr. Fox shall receive a bonus of $60,000 payable in January 2006 and, on January 6, 2006, was granted 40,000 ten year options on Registrant's common stock at a strike price equal to the closing price of Registrant's common stock on the date of the grant. Mr. Brunt shall also receive a bonus of $15,000 payable in January 2006 and, on January 6, 2006, was granted 5,000 ten year options on Registrant's common stock at a strike price equal to the closing price of Registrant's common stock on the date of the grant. On October 26, 2005, Registrant's Board of Directors agreed to modify Mr. Fox's compensation arrangements to provide for a monthly retainer, beginning in October 2005, of $11,000 per month and to provide for one year's severance at the prevailing retainer level in the event of termination without cause of his appointment as Chief Executive Officer.

G.    Certain Relationships and Related Transactions

The information with respect to "Certain Relationships and Related Transactions" of Registrant is hereby incorporated by reference to the subsection entitled "Certain Relationships and Related Transactions" in Registrant's Definitive Proxy Statement for its 2005 Annual Meeting of Shareholders filed with the SEC on November 15, 2005.

SES Resources is a minority shareholder of SES with 19.5% of the SES equity. Mr. Bradley Schnur, one of the shareholders of the SES Resources, is serving as President of SES. Two of the other SES Resources shareholders may become members of the SES Advisory Panel in the future. Mr. Dennis Schnur, the remaining shareholder of SES Resources, is Mr. B. Schnur's father and also serves as Chairman of the SES Advisory Panel. Sebastian Cassetta serves as Vice Chairman of the SES Advisory Panel. Mr. Cassetta served as special assistant to Governor and Vice President Nelson Rockefeller and was Vice President and Director of Brinks Inc. Mr. Cassetta was also the founder and CEO of Burns and Roe Securecom, a high level security systems consulting design and integration firm. Mr. Cassetta is presently the Senior Managing Director and Chief Operating Officer of the Barington Capital Group, an affiliate of Registrant. As remuneration for their duties, Mr. D. Schnur and Mr. Cassetta, as well as other SES Advisory Panel members, may receive remuneration fees in connection with the gross profit earned by SES. In connection with the Acquisitions, Barington served as a transaction advisor and shall receive a fee of approximately $60,000 in January 2006. Such amount was approved by the independent directors of Registrant at a meeting of its Board of Directors meeting on October 26, 2005.

H.    Legal Proceedings

The information with respect to "Legal Proceedings" of Registrant is hereby incorporated by reference to the subsection entitled "Contingencies and Legal Proceedings" in Note 5 to the "Notes to Condensed Consolidated Financial Statements" in Registrant's Form 10-Q filed with the SEC on November 14, 2005.

I. Market Price of and Dividends on Registrant's Common Equity and Related Stockholder Matters

The information with respect to "Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters" is hereby incorporated by reference to Item 5 of Part II of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Market Price of Common Stock

Our common stock was quoted on the NASDAQ National Market under the symbol "LQID" from July 8, 1999, until it was delisted on June 5, 2003. On June 5, 2003, our common stock began trading over the counter as a "pink sheet" security. On June 20, 2003, our common stock began trading on the NASDAQ OTC Bulletin Board under the symbol "LQID.OB," and currently trades under the symbol "LQCI.OB." The following table presents, for the periods indicated, the high and low closing prices per share of our common stock as reported on the NASDAQ National Market and/or the NASDAQ OTC Bulletin Board, as applicable.

Year Ended December 31, 2005                                High        Low

    First Quarter......................................   $ 1.78      $ 1.64
    Second Quarter.....................................     2.18        1.65
    Third Quarter......................................     2.20        1.80
    Fourth Quarter ....................................     1.95        1.64

Year Ended December 31, 2004
     First Quarter.....................................   $ 3.14      $ 2.07
     Second Quarter....................................     3.36        1.94
     Third Quarter.....................................     2.15        1.80
     Fourth Quarter....................................     2.00        1.74

Year Ended December 31, 2003
     First Quarter.....................................   $ 0.32      $ 0.31
     Second Quarter....................................     0.37        0.35
     Third Quarter.....................................     0.32        0.32
     Fourth Quarter....................................     0.36        0.27

The high and low closing prices for the year ending December 31, 2004 reflect the effect of the reverse/forward stock split effective as of June 8, 2004. The high and low closing prices for the year ending December 31, 2003 do not reflect the effect of the reverse/forward stock split.

The closing price per share of our common stock at January 6, 2006 was $ 1.73. As of December 28, 2005, there were approximately 48 shareholders of record of our common stock. Because many shares of our common stock are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders.

J.    Recent Sales of Unregistered Securities.

Not applicable.

K.    Description of Registrant's Securities to be Registered.

Not applicable.

L.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they will have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person will have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought will determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Registrant's Second Amended and Restated Certificate of Incorporation and Restated Bylaws provide for indemnification of directors, officers and employees of Registrant to the fullest extent permitted by the DGCL. Registrant also, as permitted by Delaware law and in accordance with the Restated Bylaws, indemnifies its officers and directors for certain events or occurrences, subject to certain limits, while the officer is or was serving at Registrant's request in such capacity. Registrant has obtained liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.

Registrant has entered into indemnification agreements with its officers and directors containing provisions which may require Registrant, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Registrant also intends to execute such agreements with its future directors and executive officers.

M.    Financial Statements and Supplementary Data.

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

N. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

None.

O.    Financial Statements and Exhibits.

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

      Item 5.06.   Change in Shell Company Status.
                   ------------------------------

Registrant was a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Acquisitions. As a result of the Acquisitions, Registrant acquired the assets of the Access Control Group division of Checkpoint, an operating business, and the intangible assets of SES Resources. Consequently, Registrant believes that the Acquisitions have caused it to cease to be a shell company. For information about the Acquisitions, please see the information set forth above under Item
2.01 of this Current Report on Form 8-K, which information is incorporated herein by reference.

      Item 9.01.  Financial Statements and Exhibits.
                  ---------------------------------

(a)   Financial Statements of Business Acquired

Filed herewith are the audited financial statements of the Access Control Products Group for the fiscal years ended December 26, 2004 and December 28, 2003 and the unaudited financial statements for the nine month (39 week) periods ended September 25, 2005 and September 26, 2004.

(b)   Pro Forma financial information

Filed herewith are the pro forma consolidated financial statements of Registrant and the Access Control Products Group for the fiscal year ended December 31, 2004 and for the nine month period ended September 25, 2005.

(d)   Exhibits

Exhibit No.    Description

2.1 Asset Purchase Agreement, dated as of November 4, 2005, by and between Sielox, LLC and Checkpoint Systems, Inc.

2.2 Asset Purchase Agreement, dated as of December 30, 2005, by and between SES Resources International, Inc. and SES Resources, Ltd.

2.3 First Amendment, dated as of December 30, 2005, to the Asset Purchase Agreement, dated as of November 4, 2005, by and between Checkpoint Systems, Inc. and Sielox, LLC.

23.1           Consent of Rothstein Kass & Company, P.C.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       L Q CORPORATION, INC.


Dated: January 6, 2006                 By: /s/ William J. Fox
                                          -------------------------------------
                                          William J. Fox
                                          President and Chief Executive Officer

Access Control Products Group
(A Unit of Checkpoint Systems, Inc.)

-------------------------------------------------------------------------------


CONTENTS


Report of Independent Registered Public Accounting Firm                     F-2

Audited Financial Statements

   Balance Sheets as of December 26, 2004 and December 28, 2003             F-3

   Statements of Operations - Years ended December 26, 2004 and
   December 28, 2003                                                        F-4

   Statements of Changes in Parent's Equity in Unit - Years
   ended December 26, 2004 and December 28, 2003                            F-5

   Statements of Cash Flows - Years ended December 26, 2004 and
   December 28, 2003                                                        F-6

   Notes to Financial Statements                                            F-7

Unaudited Financial Statements

   Balance Sheets as of September 25, 2005 and December 26, 2004            F-17

   Statements of Operations - Nine month (39 week) periods ended
   September 25, 2005 and September 26, 2004                                F-18

   Statements of Changes in Parent's Equity in Unit - Nine month
   (39 week) periods ended September 25, 2005 and September 26, 2004        F-19

   Statements of Cash Flows - Nine month (39 week) periods ended
   September 25, 2005 and September 26, 2004                                F-20

   Notes to Financial Statements                                            F-21

       Access Control Products Group (A Unit of Checkpoint Systems, Inc.)

                          AUDITED FINANCIAL STATEMENTS
                                       AND
             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                     DECEMBER 26, 2004 AND DECEMBER 28, 2003

             Report of Independent Registered Public Accounting Firm



To the Board of Directors and Stockholders of Checkpoint Systems, Inc.

We have audited the accompanying balance sheets of Access Control Products Group (a unit of Checkpoint Systems, Inc.) (the "Company") as of December 26, 2004 and December 28, 2003, and the related statements of operations, changes in parent's equity in unit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 26, 2004 and December 28, 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1, the accompanying financial statements have been prepared using the assets, liabilities, revenues and expenses related to the historical operation of the Company on a carve-out basis and are not necessarily indicative of the costs and expenses that would have resulted if the Company had been operated as a separate entity. Certain expenses represent allocations and estimates of costs from Checkpoint Systems, Inc. Allocations and estimates are based on assumptions that management believes are reasonable under the circumstances. Such financial statements have been prepared in connection with the sale of the Company by Checkpoint Systems, Inc. to L Q Corporation, Inc.



                                            /s/ Rothstein, Kass & Company, P.C.



Roseland, New Jersey
December 23, 2005

Access Control Products Group
(A Unit of Checkpoint Systems, Inc.)


BALANCE SHEETS
 (Dollars in thousands)
-------------------------------------------------------------------------------------------------

ASSETS
                                                           December 26, 2004    December 28, 2003
                                                           -----------------    -----------------

CURRENT ASSETS:
      Accounts receivable, net                             $     1,397          $       1,065
      Inventories                                                  712                    669
                                                           -----------------    -----------------
         Total current assets                                    2,109                  1,734

PROPERTY AND EQUIPMENT, NET                                         44                     59

GOODWILL                                                           410                    410
                                                           -----------------    -----------------

TOTAL ASSETS                                               $     2,563          $       2,203
                                                           =================    =================


LIABILITIES AND PARENT'S EQUITY IN UNIT

CURRENT LIABILITIES
      Accounts payable                                     $       104          $          85
      Accrued salaries, wages and commissions                      100                    195
      Accrued warranty costs                                        33                     33
      Accrued royalties                                            114                     65
                                                           -----------------    -----------------
         Total current liabilities                                 351                    378

                                                           -----------------    -----------------
TOTAL LIABILITIES                                                  351                    378

COMMITMENTS AND CONTINGENCIES

PARENT'S EQUITY IN UNIT                                          2,212                  1,825
                                                           -----------------    -----------------

TOTAL LIABILITIES AND PARENT'S EQUITY IN UNIT              $     2,563          $       2,203
                                                           =================    =================


See accompanying notes to audited financial statements.



                                                                                           F-3


Access Control Products Group
(A Unit of Checkpoint Systems, Inc.)


STATEMENTS OF OPERATIONS
 (Dollars in thousands)
--------------------------------------------------------------------------------

                                                      Years ended
                                                      -----------
                                         December 26, 2004     December 28, 2003
                                         -----------------     -----------------

REVENUES                                 $      6,560          $       6,272

COST OF REVENUES                                3,549                  2,847
                                         -----------------     -----------------
       GROSS PROFIT                             3,011                  3,425
                                         -----------------     -----------------

OPERATING EXPENSES
       General and administrative                 243                    435
       Product development                      1,603                  1,652
       Sales and marketing                      2,256                  1,904
       Overhead allocation from Parent            300                    300
                                         -----------------     -----------------

       Total operating expenses                 4,402                  4,291

                                         -----------------     -----------------
NET LOSS                                 $     (1,391)         $        (866)
                                         =================     =================


See accompanying notes to audited financial statements.

Access Control Products Group
(A Unit of Checkpoint Systems, Inc.)


STATEMENTS OF CHANGES IN PARENT'S EQUITY IN UNIT
YEARS ENDED DECEMBER 26, 2004 AND DECEMBER 28, 2003
 (Dollars in thousands)
------------------------------------------------------------------------------


BALANCE, DECEMBER 30, 2002                               $    2,389

Net loss                                                       (866)

Intercompany transactions - net                                 302

                                                         ----------
BALANCE, DECEMBER 28, 2003                                    1,825

Net loss                                                     (1,391)

Intercompany transactions - net                               1,778

                                                         ----------
BALANCE, DECEMBER 26, 2004                               $    2,212
                                                         ==========


See accompanying notes to audited financial statements.

Access Control Products Group
(A Unit of Checkpoint Systems, Inc.)


STATEMENTS OF CASH FLOWS
 (Dollars in thousands)
---------------------------------------------------------------------------------------------------

                                                                         Years ended
                                                                         -----------
                                                             December 26, 2004    December 28, 2003
                                                             -----------------    -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                     $     (1,391)        $       (866)
Adjustments to reconcile net loss to net cash used in
operating activities
      Depreciation                                                     15                   13
      Provision for doubtful accounts                                  24                   (1)
      Provision for inventory obsolescence reserve                    (47)                (109)
      Changes in operating assets and liabilities:
          Accounts receivable                                        (356)                 102
          Inventories                                                   4                  363
          Accounts payable                                             19                   20
          Accrued salaries, wages and commissions                     (95)                 124
          Accrued warranty costs                                     --                     (9)
          Accrued royalties                                            49                   61
                                                             -----------------    -----------------
             Net cash used in operating activities                 (1,778)                (302)
                                                             -----------------    -----------------

NET CASH PROVIDED BY FINANCING ACTIVITIES:
       Intercompany transactions, net                               1,778                  302
                                                             -----------------    -----------------

NET INCREASE (DECREASE) IN CASH                                      --                     --

CASH, BEGINNING OF YEAR                                              --                     --
                                                             -----------------    -----------------

CASH, END OF YEAR                                            $       --           $         --
                                                             =================    =================


See accompanying notes to audited financial statements.



                                                                                              F-6

Access Control Products Group
(A Unit of Checkpoint Systems, Inc.)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.     BASIS OF PRESENTATION

The Access Control Products Group (a unit of Checkpoint Systems, Inc.) (the "Company") develops, designs and distributes a complete line of open architecture access control software, programmable controllers (electronic circuit boards), and related accessories such as readers and ID cards which can be configured to monitor, manage and control physical access to building perimeters and interior locations. The Company's product portfolio consists of head-end administration/database software, remote client guard station software, and intelligent field controller panels with door access decisions made by the controller via downloaded database information from the head. The Company's sales are primarily derived from sales through a dealer/integrator channel of approximately 200. The Company employs approximately 22 people in Thorofare, NJ and certain remote sales locations. The Company's business was acquired by Checkpoint Systems, Inc (the "Parent") in 1986 as part of the acquisition of Sielox Systems, Inc. ("Sielox").

The accompanying financial statements present, in conformity with accounting principles generally accepted in the United States of America, the assets, liabilities, revenues and expenses related to the historical operation of the Company on a carve-out basis. The Company is not a legal entity. Checkpoint Systems, Inc.'s net investment in the Company ("Parent's Equity in Unit") is shown in lieu of stockholder's equity in the financial statements.

The statements of operations include all revenues and expenses directly attributable to the Company, including costs for certain functions and services performed by centralized Checkpoint System, Inc departments and directly charged or allocated to the Company. Specific identifiable costs and expenses incurred by the Parent on behalf of the Company are recognized in the accompanying financial statements within operating expenses. Overhead costs and expenses incurred by the Parent that are not specifically identifiable to the Company are allocated by the Parent to the Company based upon estimated usage and have been recorded within the accompanying financial statements as overhead allocation from Parent.

All of the allocations and estimates in the financial statements are based on the assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Company had been operated as a separate entity.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although management believes the estimates and assumptions used in the preparation of these financial statements were appropriate in the circumstances, actual results could differ from those estimates and assumptions.

Fiscal Year

The Company's fiscal year is the 52 or 53 week period ending the last Sunday of December. References to 2004 and 2003 are for the 52 weeks ended December 26, 2004 and December 28, 2003, respectively.

Access Control Products Group
(A Unit of Checkpoint Systems, Inc.)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable, net

Accounts receivables are recorded at net realizable values. The Company maintains an allowance for estimated losses resulting from the inability of customers to make required payments and for anticipated returns. The allowance is based on specific facts and circumstances surrounding individual customers as well as historical experience. Provisions for the losses on receivables and returns are charged to income to maintain the allowance at a level considered adequate to cover losses and future returns. Receivables are charged off against the reserve when they are deemed uncollectible and returns are charged off against the reserve when the actual returns are incurred.

Inventories

Inventories are stated on the first-in, first-out method, at the lower of cost or market. A provision is made to reduce excess or obsolete inventories to their net realizable value.

Property and Equipment, net

Property and equipment are carried at cost less accumulated depreciation. Maintenance, repairs, and minor renewals are expensed as incurred. Additions, improvements, and major renewals are capitalized. Depreciation generally is provided on a straight-line basis over the estimated useful lives of the assets. Machinery and equipment estimated useful lives range from three to ten years. The cost and accumulated depreciation applicable to assets retired are removed from the accounts and the gain or loss on disposition is included on the statements of operations.

Impairment of Long - Lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. A loss is recognized on the statements of operations if it is determined that an impairment exists based on expected future undiscounted cash flows. The amount of the impairment is the excess of the carrying amount of the impaired asset over its fair value.

Goodwill

Goodwill had been allocated to the Company in connection with the Parent's acquisition of Sielox. Pursuant to Statement of Financial Accounting Standards SFAS No. 142, "Goodwill and Other Intangible Assets," effective December 31, 2001 (fiscal year 2002), goodwill is no longer being amortized. The Company tests goodwill for impairment on an annual basis, relying on a number of factors including operating results, business plans and future cash flows. Recoverability of goodwill is evaluated using a two-step process. The first step involves a comparison of fair value of the Company with its carrying value. If the carrying amount exceeds its fair value, the second step of the process involves a comparison of the fair value and carrying value of the goodwill. If the carrying value exceeds its fair value, an impairment loss is recognized in an amount equal to the excess. The Company performs the annual assessment as of October 31 each fiscal year. Refer to Note 6.

Access Control Products Group
(A Unit of Checkpoint Systems, Inc.)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accrued Warranty Costs

The Company provides product warranties for various products. These warranties vary in length depending on the product. The Company accrues warranty costs based on historical data of warranty transactions. See Note 7.

Accounts Payable

Customers with net credit balances are recorded as Accounts Payable on the accompanying balance sheets.

Revenue Recognition

Revenues and related costs are recognized upon transfer of ownership, which generally coincides with the shipment of products to customers. Service revenue is recognized as services are performed. The Company records revenues net of an allowance for estimated return activities. Return activity was immaterial to revenue and results of operations for all periods presented.

Shipping and Handling Fees and Costs

Shipping and handling fees are accounted for in revenues, and shipping and handling costs in cost of revenues.

Royalty Expenses

The Company pays royalties at amounts defined in each agreement based upon units sold of certain components of its software solution products to various third parties, which expire at various dates through May 2008. Royalty expenses related to these products approximated $196,000 and $155,000 for the years ended December 26, 2004 and December 28, 2003, respectively. These expenses are included as part of cost of revenues.

Research and Development Costs

Expenditures for research, development and engineering of software and hardware products are expensed as incurred. Such amounts are represented by the caption "Product development" on the statements of operations.

Advertising Costs

Advertising costs are charged to operations when incurred. Advertising expenses approximated $304,000 and $465,000 for the years ended December 26, 2004 and December 28, 2003, respectively and are included in the caption "Sales and Marketing" on the statements of operations.

Access Control Products Group
(A Unit of Checkpoint Systems, Inc.)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


401 (k) Plan

The Company participates in a defined contribution plan of the Parent in which most employees are eligible to participate. Under this plan, eligible employees may make basic (up to 6% of an employee's earnings) and supplemental contributions. The Parent matches 50% of the participant's basic contributions. Parent contributions vest to participants in increasing percentages over one to five years of service. The plan provides for Company matching contributions that totaled approximately $29,000 and $27,000, for the years ended December 26, 2004 and December 28, 2003, respectively, which was recorded in general and administrative expenses on the statements of operations.

Employee Stock Purchase Plan

Under the Parent's non-qualified Employee Stock Purchase Plan, employees may contribute up to $80 per week for the purchase of the Parent's common stock at fair value. The Company matches employee contributions up to a maximum of $20.75 per week. Under this plan, the Company contributed approximately $6,000 and $4,000 for the years ended December 26, 2004 and December 28, 2003, respectively. Such costs are included in operating expenses on the statements of operations.

Employee Stock Option Plan

The Parent has stock option plans in which employees may be granted options to purchase the common stock of Checkpoint Systems, Inc. The exercise price of options granted may not be less than the fair market value of the underlying stock on the date of grant. Options generally vest over three years and generally expire ten years from the grant date. The Parent accounts for its stock option awards under the recognition and measurement principles of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Had compensation expense been determined based on fair value, consistent with SFAS No 123, Accounting for Stock-Based Compensation, net loss would have increased by approximately $42,000 for the years ended December 26, 2004 and December 28, 2003.

Income Taxes

For the years ended December 26, 2004 and December 28, 2003, the Parent filed a consolidated income tax return that included the Company. For purposes of these financial statements, income taxes have been not been allocated to the Company as the Company is not a taxpaying entity, thus no tax provision has been recorded in the accompanying statements of operations.

Fair Value of Financial Instruments

The carrying amounts of the Company's accounts receivable, net and accounts payable approximate fair value because of their short-term nature.

Access Control Products Group
(A Unit of Checkpoint Systems, Inc.)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


Debt and Interest

The Parent has not allocated any portion of its debt or related interest cost to the Company, and no portion of the Parent's debt is specifically related to the operations of the Company. Accordingly, the Company's financial statements include no charges for interest or capitalized interest.

Concentration of Credit Risk

In conducting its business, the Company performs ongoing evaluations of its customers' financial condition. The Company does not believe that significant risk of loss from a concentration of credit risk exists given the large number of customers that compose its customer base and their geographical dispersion.

Recently Issued Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 151, "Inventory Costs", an amendment of Accounting Research Bulletin (ARB) No. 43, Chapter 4. The amendments made by SFAS No. 151 clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. This pronouncement will be effective for the first quarter 2006. The Company does not believe that this statement will have a material effect on the financial statements.

In March 2005, the FASB issued Interpretation FIN No. 47, "Accounting for Conditional Asset Retirement Obligations," that requires an entity to recognize a liability for a conditional asset retirement obligation when incurred if the liability can be reasonably estimated. FIN No. 47 clarifies that the term Conditional Asset Retirement Obligation refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN No. 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN No. 47 is effective no later than the end of fiscal years ending after December 15, 2005. The Company does not believe that this statement will have a material effect on the financial statements.

In June 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections," which will require entities that voluntarily make a change in accounting principle to apply that change retrospectively to prior periods' financial statements, unless this would be impracticable. SFAS No. 154 supersedes APB Opinion No. 20, Accounting Changes, which previously required that most voluntary changes in accounting principle be recognized by including in the current period's net income the cumulative effect of changing to the new accounting principle. SFAS No. 154 also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. Another significant change in practice

Access Control Products Group
(A Unit of Checkpoint Systems, Inc.)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

under SFAS No. 154 will be that if an entity changes its method of depreciation, amortization, or depletion for long-lived, non-financial assets, the change must be accounted for as a change in accounting estimate. Under APB Opinion No. 20, such a change would have been reported as a change in accounting principle. SFAS No. 154 applies to accounting changes and error corrections that are made in fiscal years beginning after December 15, 2005. The Company does not believe that this statement will have a material effect on the financial statements.

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123(R), "Accounting for Stock-Based Compensation (Revised)." SFAS No. 123(R) supersedes APB No. 25 and its related implementation guidance. SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchanges for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award the requisite service period (usually the vesting period). No compensation costs are recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification. The Company has not completed its evaluation of SFAS No. 123(R) but expects the adoption of this new standard will have an impact on operating results due to the Company's use of options as employee incentives.

3.    ACCOUNTS RECEIVABLE, NET ($ in thousands)

Accounts receivable, net consist of the following:

                                           December 26, 2004   December 28, 2003
                                           -----------------   -----------------

Trade                                      $      1,442        $      1,086
Allowance for doubtful accounts                     (45)                (21)
                                           -----------------   -----------------
                                           $      1,397        $      1,065
                                           =================   =================

4.     INVENTORIES ($ in thousands)

Inventories consist of the following:

                                         December 26, 2004    December 28, 2003
                                         -----------------    -----------------

Finished goods                           $       614          $      598
Work in process                                  155                 175
Allowance for obsolesence                        (57)               (104)
                                         -----------------    -----------------
                                         $       712          $      669
                                         =================    =================

Access Control Products Group
(A Unit of Checkpoint Systems, Inc.)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


5.     PROPERTY AND EQUIPMENT, NET ($ in thousands)

Property and equipment, net consist of the following:

                                         December 26, 2004    December 28, 2003
                                         -----------------    -----------------

Machinery and equipment                  $        910         $      910
Accumulated depreciation                         (866)              (851)
                                         -----------------    -----------------
                                         $         44         $       59
                                         =================    =================

6.     GOODWILL ($ in thousands)

There have been no changes in the carrying amount of goodwill for 2004 and 2003. The goodwill balance of $410 at December 26, 2004 and December 28, 2003 is net of accumulated amortization of $2,233.

7.     ACCRUED WARRANTY COSTS ($ in thousands)

Changes in the aggregate accrued warranty costs are reported as follows:

BALANCE, DECEMBER 30, 2002               $          42

Adjustment to provision                             (9)

                                         -------------
BALANCE, DECEMBER 28, 2003                          33

Payments made for warranty costs
  incurred                                         (13)

Adjustment to provision                             13
                                         -------------
BALANCE, DECEMBER 26, 2004               $          33
                                         =============

Access Control Products Group
(A Unit of Checkpoint Systems, Inc.)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


8.     TRANSACTIONS WITH RELATED PARTIES

The Company purchases products from and sells products to other Parent Company Units. Finished goods were sold to such affiliates at cost plus a margin, which averaged 38% and 35% during the years ended December 26, 2004 and December 28, 2003, respectively. These sales with affiliates represent approximately 0.2% and 4.1% of sales for the years ended December 26, 2004 and December 28, 2003, respectively, in the amount of approximately $17,000 and $255,000 for the years ended December 26, 2004 and December 28, 2003 respectively. The Company also purchases components from affiliates at the respective affiliate's cost plus a negotiated margin of approximately 35%. Affiliate receivables and payables are assumed immediately settled and, accordingly, are recorded through the Parent's Equity in Unit account.

Transactions with affiliates were as follows: ($ in thousands)

                                         December 26, 2004    December 28, 2003
                                         -----------------    -----------------

Transactions with affiliates:
     Purchases of components             $        698         $       693

     Sales of finished goods             $         17         $       255

The Company also purchases certain services from its Parent, including liability, property and workers' compensation insurance. These transactions are discussed in further detail below. All transactions with the Parent are assumed to be immediately settled and accordingly, are recorded through the Parent's Equity in Unit account.

Parent Provided Services - The Parent maintains a program of self-insurance for medical and dental insurance. The cost of the self-insurance program is charged to the Company based upon an estimate of claims experience. Charges included in the statements of operations in general and administrative expenses related to the insurance programs noted herein totaled approximately $138,000 and $122,000 for the years ended December 26, 2004 and December 28, 2003.

Allocated Parent Expenses - The Parent allocates a certain portion of its corporate expenses to its business units. These allocated costs include the Parent's executive management and corporate overhead, corporate legal, audit, treasury, insurance (including broad all-risk coverage for liability, general product liability, workers' compensation insurance and other standard liability coverage), benefits administration, accounting services, office rent and utilities, and other corporate support and executive compensation and totaled approximately $300,000 for the years ended December 26, 2004 and December 28, 2003.

Other Transactions with Parent - The Parent maintains all banking relationships. All payments from the Company's customers are deposited into accounts maintained by the Parent Company. The Parent also makes cash disbursements on behalf of the Company from bank accounts which are maintained and funded by the Parent on a daily basis.

Access Control Products Group
(A Unit of Checkpoint Systems, Inc.)


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


9.     COMMITMENTS AND CONTINGENCIES

Litigation - The Company is party to various legal proceedings in the normal course of business. The Company is neither involved in nor threatened by any proceedings for which the Company believes it is not adequately insured or indemnified or which if determined adversely, would have a material effect on its financial position, results of operations or cash flows.

Leases - The Company leases certain office equipment under operating leases which are paid for by the Parent Company and charged to earnings in the period incurred. Future minimum payments for operating leases having non-cancelable terms in excess of one year at December 26, 2004 are approximately $28,000.

Rent expense for its principal offices for the years ended December 26, 2004 and December 28, 2003 are included in the total allocated Parent expenses described in Note 8.

Major Suppliers - The Company purchased approximately $1,439,000 and $1,151,000 in readers,ID cards and controllers from HID Corporation and SMTC Manufacturing Corp. in the periods December 26, 2004 and December 28, 2003, respectively. Alternative sources of these readers, ID cards and controllers are readily available.

10.    LIQUIDITY

Historically the Company has been reliant on its Parent for funding of its operations. Upon consummation of the transaction described in Note 11, the Company will rely upon funding from L Q Corporation, Inc.

11.    SUBSEQUENT EVENT

On November 4, 2005, the Parent entered into an asset purchase agreement with a newly formed, wholly-owned subsidiary of L Q Corporation, Inc., to sell principally all of the assets of the Company. The contemplated cash consideration for the transaction was approximately $2.6 million, subject to post-closing adjustments and escrow plus related expenses. The transaction was consummated on January 6, 2006, effective as of December 30, 2005.

As part of the above asset purchase agreement, the Company entered into a transitional services agreement, which among other things, incorporates a manufacturing agreement whereby the Company will purchase certain products from the Parent at a negotiated price over a period of up to two years, and which provides the Company with office space and related office services at the Parent's facility for up to three months at no cost and at a negotiated price thereafter for up to an additional three months.


                                    ********

       Access Control Products Group (A Unit of Checkpoint Systems, Inc.)

                         UNAUDITED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 25, 2005 AND THE
                       NINE MONTH (39 WEEK) PERIODS ENDED
                    SEPTEMBER 25, 2005 AND SEPTEMBER 26, 2004

Access Control Products Group
(A Unit of Checkpoint Systems, Inc.)


BALANCE SHEETS
(Dollars in thousands)
------------------------------------------------------------------------------------------------------

                                                                   (Unaudited)
                                                                September 25, 2005   December 26, 2004
                                                                ------------------   -----------------
ASSETS

CURRENT ASSETS:
      Accounts receivable, net                                  $       1,159        $     1,397
      Inventories                                                         756                712
                                                                ------------------   -----------------
         Total current assets                                           1,915              2,109

PROPERTY AND EQUIPMENT, NET                                                 3                 44

GOODWILL                                                                  410                410
                                                                ------------------   -----------------

TOTAL ASSETS                                                    $       2,328        $     2,563
                                                                ==================   =================

LIABILITIES AND PARENT'S EQUITY IN UNIT

CURRENT LIABILITIES
      Accounts payable                                          $          13        $       104
      Accrued salaries, wages and commissions                             137                100
      Accrued warranty costs                                               26                 33
      Accrued royalties                                                    25                114
                                                                ------------------   -----------------
         Total current liabilities                                        201                351

                                                                ------------------   -----------------
TOTAL LIABILITIES                                                         201                351

COMMITMENTS AND CONTINGENCIES

PARENT'S EQUITY IN UNIT                                                 2,127              2,212
                                                                ------------------   -----------------

TOTAL LIABILITIES AND PARENT'S EQUITY IN UNIT                   $       2,328        $     2,563
                                                                ==================   =================


See accompanying notes to unaudited financial statements.

Access Control Products Group
(A Unit of Checkpoint Systems, Inc.)


UNAUDITED STATEMENTS OF OPERATIONS
(Dollars in thousands)
------------------------------------------------------------------------------------------

                                                    9 month (39 week) periods ended
                                                    -------------------------------
                                                 September 25, 2005    September 26, 2004
                                                 ------------------    ------------------

REVENUES                                         $      4,838          $      4,870

COST OF REVENUES                                        2,720                 2,846
                                                 ------------------    ------------------
       GROSS PROFIT                                     2,118                 2,024
                                                 ------------------    ------------------

OPERATING EXPENSES
       General and administrative                         169                   183
       Product development                                788                 1,199
       Sales and marketing                              1,637                 1,688
       Overhead allocation from Parent                    225                   225
                                                 ------------------    ------------------

       Total operating expenses                         2,819                 3,295
                                                 ------------------    ------------------

LOSS FROM OPERATIONS                                     (701)               (1,271)

OTHER EXPENSES
        Loss on disposal of fixed assets                  (38)                 --
                                                 ------------------    ------------------

        Total other expenses                              (38)                 --

                                                 ------------------    ------------------
NET LOSS                                         $       (739)         $     (1,271)
                                                 ==================    ==================


See accompanying notes to unaudited financial statements.


                                                                                   F-18

Access Control Products Group
(A Unit of Checkpoint Systems, Inc.)


UNAUDITED STATEMENTS OF CHANGES IN PARENT'S EQUITY IN UNIT
(Dollars in thousands)
---------------------------------------------------------------------------------------------

                                                        9 month (39 week) periods ended
                                                        -------------------------------
                                                    September 25, 2005    September 26, 2004
                                                    ------------------    ------------------

Parent's Equity in Unit - beginning of period       $       2,212         $       1,825

Net loss                                                     (739)               (1,271)

Intercompany transactions - net                               654                 1,360

                                                    ------------------    ------------------
Parent's Equity in Unit - end of period             $       2,127         $       1,914
                                                    ==================    ==================


See accompanying notes to unaudited financial statements.




                                                                                      F-19


Access Control Products Group
(A Unit of Checkpoint Systems, Inc.)


UNAUDITED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
--------------------------------------------------------------------------------------------------------------

                                                                          9 month (39 week) periods ended
                                                                          -------------------------------
                                                                      September 25, 2005   September 26, 2004
                                                                      ------------------   ------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                              $       (739)        $     (1,271)
Adjustments to reconcile net loss to net cash used in operating activities
      Depreciation                                                               3                   16
      Loss on disposal of fixed assets                                          38                 --
      Provision for doubtful accounts                                           50                   43
      Provision for inventory obsolescence reserve                              25                  (12)
      Changes in operating assets and liabilities:
          Accounts receivable                                                  188                  (85)
          Inventories                                                          (69)                 (38)
          Accounts payable                                                     (91)                  66
          Accrued salaries, wages and commissions                               37                 (119)
          Accrued warranty costs                                                (7)                  (7)
          Accrued royalties                                                    (89)                  47
                                                                      ------------------   ------------------
             Net cash used in operating activities                            (654)              (1,360)
                                                                      ------------------   ------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES:
       Intercompany transactions, net                                          654                1,360
                                                                      ------------------   ------------------

NET INCREASE (DECREASE) IN CASH                                               --                   --

CASH, BEGINNING OF PERIOD                                                     --                   --
                                                                      ------------------   ------------------

CASH, END OF PERIOD                                                   $       --           $       --
                                                                      ==================   ==================


See accompanying notes to unaudited financial statements.


                                                                                                      F-20


Access Control Products Group
(A Unit of Checkpoint Systems, Inc.)


NOTES TO UNAUDITED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.  BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared by management in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"), the assets, liabilities, revenues and expenses related to the historical operation of the Access Control Products Group (a unit of Checkpoint Systems, Inc.) (the "Company") on a carve-out basis. The Company is not a legal entity. Checkpoint Systems, Inc.'s net investment in the Company ("Parent's Equity in Unit") is shown in lieu of stockholder's equity in the unaudited financial statements.

In the opinion of management, these unaudited financial statements contain all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position of the Company as of September 25, 2005 and the results of its operations and cash flows for the nine month (39 week) periods ended September 25, 2005 and September 26, 2004. The results of the operations for the nine month (39 week) periods ended September 25, 2005 and September 26, 2004 are not necessarily indicative of the results expected for the full year. The accompanying unaudited financial statements should be read in conjunction with the audited financial statements for the year ended December 26, 2004 and notes thereto.

2.     ACCOUNTS RECEIVABLE, NET ($ in thousands)

Accounts receivable, net consist of the following:

                                         September 25, 2005   December 26, 2004
                                         ------------------   -----------------

Trade                                    $       1,254        $     1,442
Allowance for doubtful accounts                    (95)               (45)
                                         ------------------   -----------------
                                         $       1,159        $     1,397
                                         ==================   =================

3.     INVENTORIES ($ in thousands)

Inventories consist of the following:

                                       September 25, 2005    December 26, 2004
                                       ------------------    -----------------

Finished goods                         $       656           $      614
Work in process                                182                  155
Allowance for obsolesence                      (82)                 (57)
                                       ------------------    -----------------
                                       $       756           $      712
                                       ==================    =================

Access Control Products Group
(A Unit of Checkpoint Systems, Inc.)


NOTES TO UNAUDITED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

4.     PROPERTY AND EQUIPMENT, NET ($ in thousands)

Property and equipment, net consist of the following:

                                        September 25, 2005    December 26, 2004
                                        ------------------    -----------------

Machinery and equipment                 $       764           $      910
Accumulated depreciation                       (761)                (866)
                                        ------------------    -----------------
                                        $         3           $       44
                                        ==================    =================

5.     ACCRUED WARRANY COSTS ($ in thousands)

Changes in the aggregate accrued warranty costs are reported as follows:


                                                 9 month (39 week) period ending
                                                 -------------------------------
                                              September 25, 2005   September 26, 2004
                                              ------------------   ------------------

Balance at beginning of period                $        33          $       33

Payments made for warranty costs incurred             --                  (12)

Adjustment to provision                                (7)                  4

                                              ------------------   ------------------
Balance at end of period                      $        26          $       25
                                              ==================   ==================

Access Control Products Group
(A Unit of Checkpoint Systems, Inc.)


NOTES TO UNAUDITED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


6.     LIQUIDITY

Historically the Company has been reliant on its Parent for funding of its operations. Upon consummation of the transaction described in Note 7 below, the Company will rely upon funding from L Q Corporation, Inc.

7.    SUBSEQUENT EVENT

On November 4, 2005, the Parent entered into an asset purchase agreement with a newly formed, wholly-owned subsidiary of L Q Corporation, Inc., to sell principally all of the assets of the Company. The contemplated cash consideration for the transaction was approximately $2.6 million, subject to post-closing adjustments and escrow plus related expenses. The transaction was consummated on January 6, 2006, effective as of December 30, 2005.

As part of the above asset purchase agreement, the Company entered into a transitional services agreement, which among other things, incorporates a manufacturing agreement whereby the Company will purchase certain products from the Parent at a negotiated price over a period of up to two years, and which provides the Company with office space and related office services at the Parent's facility for up to three months at no cost and at a negotiated price thereafter for up to an additional three months.



                                    ********

                              L Q Corporation, Inc.
           Unaudited Pro Forma Condensed Combined Financial Statements
                             (Dollars in thousands)


Introduction
------------

On January 6, 2006, L Q Corporation, Inc., ("L Q"), completed the acquisition of principally all of the assets of Checkpoint Systems, Inc.'s Access Control Products Group ("ACPG") for $2.6 million, subject to post-closing adjustments and escrow, plus related expenses. The acquisition was effective as of December 30, 2005. ACPG develops, designs and distributes a complete line of open architecture access control software, programmable controllers (electronic circuit boards), and related accessories such as readers and ID cards which can be configured to monitor, manage and control physical access to building perimeter and interior locations. The net assets acquired primarily include receivables, inventories, and other identifiable intangible assets net of certain current liabilities.

The following unaudited pro forma financial statements give effect to the acquisition of ACPG assuming the transaction took place as of December 31, 2003 for the condensed combined statement of operations and as of September 30, 2005 for the condensed combined balance sheet. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial statements. Such unaudited pro forma condensed combined financial statements should be read in conjunction with ACPG's financial statements and notes included herein for the year ended December 26, 2004 and for the nine month (39 week) period ended September 25, 2005.

Under the purchase method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with the excess recorded as goodwill. These unaudited pro forma condensed combined financial statements reflect preliminary estimates of fair market value of the assets acquired and liabilities assumed and the related allocations of purchase price. L Q is currently reviewing the preliminary estimates of the fair market value of assets acquired and liabilities assumed in the ACPG acquisition, including preliminary valuations of intangible assets and property and equipment. The final determination of the fair market value of assets acquired and liabilities assumed and final allocation of the purchase price may differ from the amounts assumed in these unaudited pro forma condensed combined financial statements, and there can be no assurance that any adjustments will not be material.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of LQ would have been had the acquisition of ACPG been consummated on December 31, 2003 or September 30, 2005 nor are they necessarily indicative of future consolidated results of operations or financial position.

                              L Q Corporation, Inc.
              Unaudited Pro Forma Condensed Combined Balance Sheet

                               September 30, 2005
                  (Dollars in thousands except per share data)


                                                                 Historical
                                                                 -----------                  Pro Forma       Pro Forma
                                                          L Q Corp           ACPG            Adjustments      Combined
                                                          --------        -----------        -----------      ---------

ASSETS

CURRENT ASSETS:
              Cash                                         $ 5,930         $  --             $(2,991)(1)       $ 2,939
              Accounts receivable, net                        --             1,159              (112)(2)         1,047
              Inventories                                     --               756              --                 756
              Other                                             65            --                --                  65
                                                           -------         -------           -------           -------
                          Total current assets               5,995           1,915            (3,103)            4,807

PROPERTY AND EQUIPMENT, NET                                   --                 3                97 (3)           100

GOODWILL                                                      --               410              (410)(4)          --
                                                                                                     (5)

INTANGIBLE ASSETS, NET                                        --              --               1,127 (3)         1,127
                                                           -------         -------           -------           -------

TOTAL ASSETS                                               $ 5,995         $ 2,328           $(2,289)          $ 6,034
                                                           =======         =======           =======           =======

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
              Accounts payable                             $  --           $    13           $  --  (2)        $    13
              Accrued salaries, wages and commissions         --               137             (137)(2)           --
              Accrued warranty costs                          --                26              --                  26
              Accrued royalties                               --                25              (25)              --
              Other accrued expenses                            57            --                --                  57
                                                           -------         -------           -------           -------
                          Total current liabilities             57             201              (162)               96

TOTAL LIABILITIES                                               57             201              (162)               96

COMMITMENTS AND CONTINGENCIES                                 --              --                --   (6)          --

SHAREHOLDERS' EQUITY                                         5,938           2,127            (2,127)(7)         5,938
                                                           -------         -------           -------           -------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $ 5,995         $ 2,328           $(2,289)          $ 6,034
                                                           =======         =======           =======           =======

                              L Q Corporation, Inc.
         Unaudited Pro Forma Condensed Combined Statements of Operations

                      Nine Months Ended September 30, 2005
                        (In thousands except share data)


                                                           Historical
                                                           -----------                 Pro Forma          Pro Forma
                                                      L Q Corp        ACPG            Adjustments         Combined
                                                      --------     -----------       ------------         ---------

REVENUES                                              $  --          $ 4,838            $  --              $ 4,838

COST OF REVENUES                                         --            2,720               --                2,720
                                                      -------        -------            -------            -------
              GROSS PROFIT                               --            2,118               --                2,118
                                                      -------        -------            -------            -------

OPERATING EXPENSES
              General and administrative                  636            169                225(8)           1,199
                                                                                            169(9)
              Product development                        --              788                 15(10)            803
              Sales and marketing                        --            1,637               --                1,637
              Overhead allocation from Parent            --              225               (225)(8)           --
                                                      -------        -------            -------            -------

              Total operating expenses                    636          2,819                184              3,639
                                                      -------        -------            -------            -------

LOSS FROM OPERATIONS                                     (636)          (701)              (184)            (1,521)

INTEREST INCOME                                           166            --                 (81)(11)            85

OTHER (EXPENSE), NET                                     --              (38)              --                  (38)

                                                      -------        -------            -------            -------
LOSS BEFORE INCOME TAXES                                 (470)          (739)              (264)            (1,473)

INCOME TAXES                                             --              --                --   (12)          --

                                                      -------        -------            -------            -------
NET LOSS                                              $  (470)       $  (739)           $  (264)           $(1,473)
                                                      =======        =======            =======            =======

NET LOSS PER SHARE:
              Basic and diluted                       $ (0.15)                                             $ (0.46)
                                                      =======                                              =======

              Weighted average shares                   3,214                                                3,214
                                                      =======                                              =======

                              L Q Corporation, Inc.
              Pro Forma Condensed Combined Statements of Operations

                          Year Ended December 31, 2004
                        (In thousands except share data)


                                                        Historical
                                                        ----------               Pro Forma         Pro Forma
                                                                                 Adjustments       Combined
                                                  L Q Corp         ACPG          (Unaudited)      (Unaudited)
                                                  --------      ----------       -----------       ---------

REVENUES                                          $  --         $ 6,560           $  --             $ 6,560
COST OF REVENUES                                     --           3,549              --               3,549
                                                  -------       -------           -------           -------
       GROSS PROFIT                                  --           3,011              --               3,011
                                                  -------       -------           -------           -------

OPERATING EXPENSES
       General and administrative                     968           243               300 (8)         1,736
                                                                                      225 (9)
       Product development                           --           1,603                19(10)         1,622
       Sales and marketing                           --           2,256              --               2,256
       Overhead allocation from Parent               --             300              (300)(8)          --
                                                  -------       -------           -------           -------

       Total operating expenses                       968         4,402               244             5,614
                                                  -------       -------           -------           -------

LOSS FROM OPERATIONS                                 (968)       (1,391)             (244)           (2,603)

INTEREST INCOME                                       148           --                (72)(11)           76

OTHER (EXPENSE), NET                                  (27)          --               --                 (27)

                                                  -------       -------           -------           -------
LOSS BEFORE INCOME TAXES                             (847)       (1,391)             (316)           (2,554)

INCOME TAXES                                         --             --               --   (12)         --
                                                  -------       -------           -------           -------
NET LOSS                                          $  (847)      $(1,391)          $  (316)          $(2,554)
                                                  =======       =======           =======           =======

NET LOSS PER SHARE:
       Basic and diluted                          $ (0.26)                                          $ (0.79)
                                                  =======                                           =======

       Weighted average shares                      3,232                                             3,232
                                                  =======                                           =======

                              LQ Corporation, Inc.
      Notes to Unaudited Pro Forma Condensed Combined Financial Statements
                             (Dollars in thousands)


1. To record the cash utilized to purchase ACPG including related fees of approximately $410. The transactional fees include $60 paid to Barington Capital, a stockholder of L Q Corporation, Inc., for investment banking services rendered.

2. To eliminate assets including accounts receivable from two customers and liabilities of ACPG not assumed by L Q Corporation, Inc.

3. To reflect preliminary adjustments to fair market value based upon preliminary valuation. Identifiable intangible assets recognized separately from goodwill relate primarily to technology-based and customer-related intangible assets. The final determination of fair market value of the assets acquired and the final allocation of the purchase price may differ from the amounts assumed in these unaudited pro forma condensed combined financial statements, and there can be no assurance that any adjustments will not be material.

4. To remove goodwill related to a previous acquisition of ACPG.

5. To reflect the excess of acquisition cost over the estimated fair value of net assets acquired (i.e. goodwill) Based on a preliminary purchase price allocation, which is subject to finalization, as follows:


Purchase price paid as:

           Cash to Checkpoint Systems, Inc.                              $ 2,581
           Related fees                                                      410
                                                                         -------
                                                                         $ 2,991
                                                                         =======
Allocated to:
           Historical value of ACPG net assets                           $ 2,127
           Liabilities not assumed in acquisition:
                       Accrued salaries, wages and commissions               137
                       Accrued royalties                                      25
           Assets not assumed in acquisition                                (112)
           Deduct goodwill from previous acquisition                        (410)

           Fair value of adjustments to assets and liabilities
                       Identifiable intangible assets                      1,127
                       Property and equipment                                 97
                                                                         -------
Estimated fair value of net assets acquired                                2,991
                                                                         -------

Excess purchase price over allocation to identifiable
assets and liabilities (i.e., goodwill)                                   $  --
                                                                         =======

6. L Q Corporation, Inc. will not assume any known or threatened litigation as it relates to the ACPG business.

7. To eliminate the equity of ACPG.

8. To eliminate the overhead allocation from the Parent of ACPG and to record an estimate of the ongoing cost of such services including corporate, legal, audit, treasury, insurance, benefits administration, accounting services, office rent, utilities and other corporate support and executive compensation.

9. To reflect the estimated increase in amortization of identifiable intangible assets based on a preliminary valuation. The estimated amortization of identifiable intangible assets was calculated using an estimated life of 5 years on a straight-line basis.

10. To reflect the estimated increase in depreciation arising from the fair market value (FMV) adjustments to ACPG's property and equipment. The estimated depreciation after the FMV adjustments was based on expected useful lives of machinery and equipment of 5 years on a straight line basis.

11. For purposes of determining the adjustment to interest income in the pro forma condensed combined statements of operations, it was assumed that that the $2,991 of cash used to purchase ACPG was dispersed on December 31, 2003. The weighted-average interest rate earned on such amount was 2.4% and 3.6% for the year ended December 31, 2004 and the nine months ended September 30, 2005, respectively.

12. L Q Corporation, Inc. has incurred a loss in each period since inception. L Q has extensive NOLs which might effectively be obviated if certain future events were to occur that would invoke Section 382 provisions. Future use of the NOLs therefore is extremely speculative and should not be presumed to exist absent extensive analysis of the complex Section 382 provisions.